Exhibit 10.4

Execution Version

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of October 15, 2025, by and among UNPROCESSED FOODS, LLC, a Wyoming limited liability company (“UF”), as the sole Lender, and BEYOND MEAT, INC., a Delaware corporation (“Borrower”).

RECITALS

A. Borrower, the Guarantors from time to time party thereto, UF and the other Lenders from time to time party thereto have entered into that certain Loan and Security Agreement, dated as of May 7, 2025 (as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

B. The Borrower and certain subsidiaries of the Borrower have entered into that certain Indenture, dated as of October 15, 2025 (as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), and in connection therewith, the Borrower, the Lender and Wilmington Trust, National Association, among others, have entered into that certain Intercreditor Agreement (as defined in the Loan Agreement).

Borrower has requested that Lenders amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein. The Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 13.3 Definitions. The definition of “Intercreditor Agreement” is amended and restated in its entirety to read as follows:

“Intercreditor Agreement” means, to the extent executed in connection with any incurrence of Indebtedness secured by Liens on the Collateral that are intended to rank junior in priority to the Liens securing the Obligations, any customary intercreditor agreement in form and substance reasonably acceptable to the Required Lenders and Borrower, which agreement shall provide that (x) the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Obligations and (y) Borrower may pay Junior Debt Service in accordance with Section 6.10; provided that the Second Lien Intercreditor Agreement is deemed to be in a form and substance reasonably acceptable to the Required Lenders and the Borrower together with any customary changes required to deal with the new incurrence of indebtedness.

2.2 Section 13.3 Definitions. Section 13.3 (Definitions) is hereby modified or supplemented, as applicable, by adding the following definitions in appropriate alphabetical order:

“Second Lien Debt” means the “Second Lien Debt” as defined in the Intercreditor Agreement.

“Second Lien Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of October 15, 2025, by and among UF, Wilmington Trust, National Association and the other parties from time to time thereto as acknowledged by the Borrower.

2.3 Section 7.5 Other Agreements. Section 7.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“7.5 Other Agreements. (i) An event of default shall have occurred and be continuing with respect to any secured Second Lien Debt, and such event of default is not (x) cured within any applicable grace period provided therein or (y) waived by the applicable agents, lenders or noteholders party to the agreement governing such Second Lien Debt, (ii) an event of default shall have occurred and be continuing with respect to the observance or performance of any agreement or condition relating to any secured debt for borrowed money with a principal amount in excess of $10,000,000 (excluding any Term Loan Advances or other Obligations under this Agreement, and excluding any Second Lien Debt), the effect of which event of default is to cause, or to permit the holder or holders of such debt for borrowed money (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such debt for borrowed money to become due prior to its stated maturity, and such event of default is not (x) cured within any applicable grace period provided therein or (y) waived by the applicable agents, lenders or noteholders party to the agreement governing such debt for borrowed money, (iii) any Loan Party fails to make any payment of principal or interest in respect of debt for borrowed money (excluding any Term Loan Advances or other Obligations under this Agreement) when and as the same shall become due and payable (taking into account any applicable grace and cure periods), or (iv) each of the following occurs: (A) any Loan Party is in material default under a Specified Contract, (B) such Loan Party receives a written notice of such default from the counterparty to such Specified Contract and (C) such material default remains unremedied for sixty (60) days after such receipt of written notice thereof;”

3. Limitation of Agreement.

3.1 This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which the Lenders may now have or may have in the future under or in connection with any Loan Document.

3.2 This Agreement shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Lenders to enter into this Agreement, Borrower hereby represents and warrants to the Lenders as follows:

4.1 Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Default or Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;

4.3 The organizational documents of Borrower delivered to Lenders on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized by all necessary action on the part of Borrower;

4.5 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not (a) violate any Applicable Law applicable to the Borrower, (b) violate or result in a default under any Specified Contract by which the Borrower is bound, in each case except as could not reasonably be expected to result in a Material Adverse Change, (c) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except (A) such Governmental Approvals which have already been obtained and are in full force and effect and (B) filings necessary to perfect Liens created pursuant to the Loan Documents), or (d) conflict with the organizational documents of Borrower;

4.6 This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Intentionally Omitted.

6. Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to UF, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations. This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

7. Integration. Except as expressly modified pursuant to this Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

8. Conditions to Effectiveness. The parties agree that the obligations of Lenders herein shall be effective upon the satisfaction of each of the following conditions precedent, each in form and substance satisfactory to UF in its sole discretion, on or prior to the date first listed above:

8.1 the due execution and delivery to UF of this Agreement by each party hereto;

8.2 the reimbursement or payment of all reasonably incurred fees and expenses in connection with this Amendment, the Intercreditor Agreement and any other reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Loan Parties under any Loan Document; and

8.3 the reimbursement or payment of all reasonably incurred fees and expenses payable to DLA Piper LLP (US) in connection with this Amendment, the Intercreditor Agreement and any other reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Loan Parties under any Loan Document;

provided that no Loan Party shall be required to pay or reimburse Lenders (or cause Lenders to be paid or reimbursed) in an amount exceeding $387,600 in the aggregate for any fees and expenses set forth in Section 8.2 and Section 8.3 or otherwise as set forth in the Loan Documents, collectively, in connection with this Agreement and/or the Second Lien Intercreditor Agreement on the closing date thereof (other than amendments, modifications or waivers of the provisions thereto).

9. Miscellaneous.

9.1 This Agreement shall constitute a “Loan Document” under the Loan Agreement and all obligations included in this Agreement (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.

9.2 If any provision of this Agreement, or the application of any such provision to any Person or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and this Agreement shall continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon any such determination of invalidity, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

9.3 This Agreement may be executed in any number of counterparts, each of which will be an original, and all of which, when taken together, will constitute one agreement. Minor variations in the form of the signature page to this Agreement or any agreement or instrument contemplated hereby, including footers from earlier versions of this Agreement or any such other document, will be disregarded in determining the effectiveness of such signature. Delivery of an executed counterpart of this Agreement by facsimile or portable document format (PDF) will be effective as delivery of a manually executed counterpart of this Agreement.

9.4 Section 10 of the Loan Agreement applies to this Agreement, mutatis mutandis.

9.5 This Agreement and the rights and obligations of the parties hereto shall be interpreted in accordance with and governed in all respects by the laws of the State of New York, without regard to conflicts of laws principles.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BORROWER:

BEYOND MEAT, INC., a Delaware corporation

By:	/s/ Ethan Brown

Name:	Ethan Brown
Title: President and Chief Executive Officer

[Signature Page to First Amendment to Loan and Security Agreement]

LENDER:

UNPROCESSED FOODS, LLC

By:	/s/ Shaleen Shah

Name:	Shaleen Shah
Title: President

[Signature Page to First Amendment to Loan and Security Agreement]